Exhibit 99.1

:
IN RE MEDQUIST, INC.	:	SUPERIOR COURT OF NEW JERSEY
SHAREHOLDER LITIGATION	:	BURLINGTON COUNTY: CHANCERY
	:	DIVISION
:
	:	DOCKET NO. C-018-11
MEMORANDUM OF UNDERSTANDING
     The plaintiffs (“Plaintiffs”) and defendants (“Defendants”) (collectively, the “Parties”) to the above-captioned class-action lawsuit (the “Action”) currently pending in the Superior Court of New Jersey, Burlington County, Chancery Division (the “Court”), by and through their respective counsel, have reached an agreement in principle providing for the settlement of the Action (the “Settlement”) on the terms and subject to the conditions set forth in this Memorandum of Understanding (“MOU”):
     WHEREAS, in August 2008, MedQuist Holdings Inc. (“Holdings,” formerly known as CBaySystems Holdings Limited) acquired 69.5% of the outstanding shares of MedQuist Inc. (“MedQuist”) from Koninklijke Philips Electronics N.V.;
     WHEREAS, on September 30, 2010, Holdings and certain minority shareholders of MedQuist, who collectively owned approximately 12.7% of MedQuist’s outstanding common stock, entered into an exchange agreement, which was subsequently amended on December 30, 2010 (the “Private Exchange”);
     WHEREAS, under the Private Exchange, the participating MedQuist minority shareholders would receive one share of Holdings common stock for each share of MedQuist common stock;
     WHEREAS, on October 1, 2010, at the time it announced the Private Exchange, Holdings also announced that it intended to make a public exchange offer (the “Public

Exchange”) to MedQuist shareholders who were not parties to the Private Exchange based on the exchange ratio used in the Private Exchange;
     WHEREAS, on October 18, 2010, Holdings filed with the Securities and Exchange Commission (the “SEC”) a registration statement for the Public Exchange, and on February 3, 2011, Holdings commenced the Public Exchange, which was scheduled to expire on March 4, 2011;
     WHEREAS, on February 11, 2011, the Private Exchange closed, which resulted in Holdings’ ownership interest in MedQuist increasing from 69.5% to 82.2%;
     WHEREAS, on January 21, 2011, MedQuist filed a pre-commencement Schedule 14D-9 (the “14D-9”) with the SEC in which MedQuist, inter alia, indicated that its Audit Committee “reviewed and considered the Exchange Offer with its independent financial and legal advisors and, based solely upon the information provided to it by [Holdings] and MedQuist, believes that the Exchange Offer will be fair to MedQuist shareholders (other than [Holdings] and the shareholders participating in the Private Exchange) and, once the Exchange Offer has been commenced, intends to recommend that the MedQuist shareholders accept the Exchange Offer and tender their shares”;
     WHEREAS, the initial class action complaints in the matters entitled Metallo v. Aquilina, et al. (No. C-018-11, the “Metallo Action”) and Lawrence v. Aquilina, et al. (No. C-018-11, the “Lawrence Action”) were filed with this Court on February 8, 2011 and February 10, 2011, respectively;
     WHEREAS, the initial class action complaints in the Metallo Action and Lawrence Action alleged, inter alia, that: (i) the members of the MedQuist board of directors (the “Board”) and Holdings breached their fiduciary duties to MedQuist and its remaining minority shareholders in relation to the Public Exchange; and/or (ii) a short form merger following the Public Exchange would violate the New Jersey Shareholders’ Protection Act;
     WHEREAS, on February 15, 2011, Plaintiff in the Lawrence Action filed an Order to Show Cause and Brief in Support of Order to Show Cause (“Order to Show Cause”) seeking expedited discovery relating to the Exchange Offer, and a briefing schedule and hearing date for Plaintiff Lawrence’s application for a preliminary injunction; on the same date, Plaintiff in the Lawrence Action served Plaintiff’s First Request for Production of Documents;
     WHEREAS, on February 16, 2011, the Company filed a post-commencment Schedule 14D-9 (the “Schedule 14D-9”) with the SEC disclosing, inter alia, that the Public Exchange is advisable, in the best interests of and fair to MedQuist’s minority shareholders;
     WHEREAS, on February 17, 2011, Plaintiff in the Metallo Action filed (a) an Order to Show Cause seeking the same relief sought in the Lawrence Action and (b) an Amended Complaint, which included additional allegations regarding the Schedule 14D-9;
     WHEREAS, on February 18, 2011, Holdings filed a Memorandum in Opposition to the Order to Show Cause; on the same date, MedQuist and the MedQuist Board filed a Memorandum in Opposition to the Order to Show Cause;
     WHEREAS, on February 22, 2011, Plaintiff in the Lawrence Action filed a Reply Brief in Support of the Order to Show Cause application;
     WHEREAS, on February 22, 2011, Plaintiff in the Lawrence Action filed a First Amended Shareholder Class Action Complaint (the “Amended Complaint”);
     WHEREAS, the Amended Complaint alleged, inter alia, additional allegations that the members of the MedQuist Board and Holdings breached their fiduciary duties to MedQuist and its public shareholders in relation to the Public Exchange; the Amended Complaint alleged specifically that the Public Exchange was wrongfully coercive and that Defendants had made misleading and incomplete disclosure in their public filings, including the Schedule 14D-9; the Amended Complaint also sought injunctive and declaratory relief concerning the New Jersey Shareholders’ Protection Act;
     WHEREAS, on February 22, 2011, Plaintiffs in the Metallo Action and the Lawrence Action filed a Motion for Consolidation and Appointment of Interim Lead Counsel;
     WHEREAS, on February 22, 2011, the Court conducted a hearing on the Order to Show Cause; at the hearing, the Court (a) granted Plaintiffs’ Motion for Consolidation and Appointment of Interim Lead Counsel; (b) denied Plaintiffs’ application for expedited discovery; (c) set a hearing date for Plaintiffs’ application for a preliminary injunction for March 2, 2011; and (d) encouraged the Parties to the Action to set a briefing schedule accordingly1;
     WHEREAS, following the February 22, 2011 hearing, counsel for Plaintiffs and Defendants in the Action engaged in arm’s-length negotiations concerning a possible settlement of the Action;
     WHEREAS, on February 25, 2011, Plaintiffs filed their Opening Brief in Support of Their Motion for Preliminary Injunction and Declaratory Relief;
     WHEREAS, on March 1, 2011, Holdings filed its Memorandum of Law in Opposition to Plaintiffs’ Preliminary Injunction Motion;
     WHEREAS, on March 1, 2011, MedQuist and the MedQuist Board filed their Memorandum of Law in Opposition to Plaintiffs’ Preliminary Injunction Motion;
     WHEREAS, on March 2, 2011, Plaintiffs filed their Reply Memorandum in Further Support of Their Motion for a Preliminary Injunction and Declaratory Relief;

[1]	The Parties thereafter agreed to a briefing schedule for Plaintiffs’ Motion for a Preliminary Injunction.

     WHEREAS, on March 2, 2011, prior to the hearing on Plaintiff’s Motion for a Preliminary Injunction and Declaratory Relief before this Court, the Parties reached an agreement in principle to settle the Action, and advised the Court that the parties had reached such agreement in principle as described herein;
     WHEREAS, subject to confirmatory discovery, Plaintiffs and their counsel believe that a settlement of the Action on the terms reflected in this MOU are fair, reasonable, adequate and in the best interests of MedQuist’s public minority shareholders;
     WHEREAS, the Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled and dismissed on the terms reflected in this MOU;
     WHEREAS, the Defendants maintain that they have committed no breach of any fiduciary or other duty in connection with the Public Exchange;
     WHEREAS, the Defendants maintain that they have not taken any action in violation of the New Jersey Shareholders’ Protection Act and do not concede that a short form merger following the Public Exchange would violate the New Jersey Shareholders’ Protection Act; and
     WHEREAS, the members of the MedQuist Board acknowledge that they were made aware of the claims and allegations asserted by Plaintiffs in the Action in connection with the Public Exchange;
     NOW THEREFORE, on March 4, 2011, the Parties to the above-mentioned Action reached the following agreement in principle which, when reduced to a settlement stipulation following negotiations by the Parties in good faith, is intended to be a full and final resolution of the Action (the “Settlement”):

     1. Extend Public Exchange. Holdings has agreed to extend the expiration of the Exchange Offer to 5:00 p.m., New York City time on March 11, 2011, unless further extended or earlier terminated by agreement of the parties. Holdings agrees to announce such extension on March 4, 2011.
     2. Short-Form Merger. Holdings agrees that, subject to Final Court Approval (defined below) of the Settlement and no court order precluding such action: (i) if Holdings owns at least 90% of all outstanding shares of MedQuist common stock after the close of the Public Exchange, Holdings will use commercially reasonable efforts to, within thirty (30) days following Final Court Approval, file with the SEC a registration statement under the Securities Act of 1933, as amended, to register Holdings common stock to be issued in the Short-Form Merger (as defined below) and, (ii) promptly after the SEC declares such registration statement effective, conduct a short-form merger under applicable law, with no appraisal or dissenter’s rights (the “Short-Form Merger”), to acquire the remaining shares of MedQuist common stock it does not own for the same consideration that is being offered in the Public Exchange; that is, MedQuist stockholders who are subject to the Short-Form Merger would receive one share of Holdings common stock for each share of MedQuist common stock they own at the effective time of the Short-Form Merger. Plaintiffs agree to release their claims relative to the New Jersey Shareholders’ Protection Act and allow the Short-Form Merger to proceed, provided the Short-Form Merger occurs substantially in the manner and on the terms described in this paragraph.
     3. Additional Disclosures. The Parties agree that MedQuist will cause supplemental disclosures concerning the Exchange Offer, in the form agreed to by counsel on March 4, 2011, to be included in an amended Schedule 14D-9 to be filed with the SEC before the market opens on March 7, 2011. Plaintiffs agree to release their claims relative to the Public Exchange, and all disclosure (or absence of disclosure) in respect thereof, and allow the Public Exchange to proceed, provided additional disclosure occurs substantially in the manner and on the terms described in this paragraph.
     4. Substantial Benefits of Settlement. The Parties agree and acknowledge that the terms set forth in paragraphs 1-3 hereof confer substantial benefits on the Class (as defined below).
     5. Settlement Stipulation. Subject to the completion of agreed-upon confirmatory discovery, which the Parties commit will conclude within twenty-one (21) days from the date of execution of this MOU, the Parties shall negotiate in good faith and execute a Stipulation of Settlement (the “Settlement Stipulation”) and will use their best efforts to present the Settlement Stipulation and such other documentation as may be required (the “Settlement Documents”) to the Court within thirty (30) days from the date of this MOU in order to obtain Court approval of the Settlement (such proceedings being collectively referred to herein as the “Settlement Related Proceedings”). As used herein, “Final Court Approval” of the Settlement means the Court has entered an order approving the Settlement and that Order is finally affirmed on appeal or is no longer subject to appeal, review following a writ petition, or any other form of judicial review. If the Parties are unable to reach agreement with respect to the Settlement Stipulation, then any of the Parties to this MOU have the right to seek Court approval of the Settlement to enforce the terms of this MOU.
     6. Confirmatory Discovery. Defendants will provide Plaintiffs’ counsel in the Action with certain discovery to confirm the fairness and adequacy of the Settlement and the disclosures relating to the Public Exchange. This discovery shall consist of copies of the minutes of all meetings of the MedQuist Board and the Audit Committee of the MedQuist Board, and all Moelis financial presentations provided to the full Board and the Audit Committee with respect to the Exchange Offer, in each case during the following dates: November 19, 2010 through February 14, 2011. Plaintiffs’ counsel also shall be permitted to interview the Audit Committee’s independent counsel on terms agreed to by the parties, including those set forth in a February 28, 2011 email from Chet Kronenberg to Michael Wagner, and at a location, agreeable to Plaintiffs’ counsel, Defendants’ counsel and the Audit Committee’s independent counsel.
     7. Certification of Class. The Settlement Stipulation shall provide for the conditional certification for settlement purposes only of the Action as a non-opt-out class action pursuant to Rules 4:32-1(b)(1) and (b)(2) of the New Jersey Court Rules, consisting of all holders of common stock of MedQuist through and including the date of the closing of the Short-Form Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, their immediate families and their affiliates. In the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of a class in future proceedings.
     8. Governing Law. This MOU and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of New Jersey. The Parties agree that the Court shall have exclusive jurisdiction over any dispute arising out of or relating in any way to this Action, the MOU or the Settlement Stipulation, and the parties further waive any right to demand a jury trial as to any such dispute.
     9. Stay Pending Court Approval. Pending negotiation, execution and Court approval of the Settlement, Plaintiffs agree to stay the proceedings in the Action and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself.

The Parties also agree to use their best efforts to prevent, stay or seek dismissal of and oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties which challenges the Settlement, the transactions contemplated by the Exchange Offer or Short-Form Merger or otherwise involves a settled claim.
     10. Injunction Against Further Proceedings. The Settlement Stipulation shall provide for an injunction against any further proceedings in the Action other than proceedings to implement the Settlement. The Settlement Stipulation, including the proposed Preliminary Approval Order attached as an exhibit thereto, shall further provide for an injunction against the members of the Class bringing any claims covered by the Settlement in any other action, suit or proceeding. If any action is filed in any court asserting claims that are related to the subject matter of the Action prior to Final Court Approval of the proposed Settlement, the Parties shall cooperate in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation.
     11. Releases as to Defendants. The Settlement Stipulation shall include the complete discharge, dismissal with prejudice on the merits, release and settlement to the fullest extent permitted by law, of all known and unknown claims of every nature and description whatsoever, whether or not concealed or hidden against Defendants and their respective predecessors, successors-in-interest, parents, subsidiaries, affiliates, representatives, agents, officers, directors, trustees, executors, heirs, spouses, marital communities, assigns or transferees and any person or entity acting for on behalf of any of them, and each of their respective predecessors, successors-in-interest, parents, subsidiaries, affiliates, representatives, agents, officers, directors, trustees, executors, heirs, spouses, marital communities, assigns or transferees or any person or entity acting for on behalf of any of them and each of them (including, without limitation, S.A.C. Private Capital Group, LLC, its affiliates, and any and all investment bankers, accountants, insurers, reinsurers or attorneys and any past, present or future officers, directors and employees of any of them) (all of the foregoing, collectively, the “Released Persons) and each of them that have been or could have been asserted by Plaintiffs or any member of the Class during the class period, including class, individual or other claims, in state or federal court, and, based upon, arising from, or related to the claims or allegations in the Action including, but not limited to, claims or allegations based upon, arising from, or related to: (i) the Public Exchange; (ii) the adequacy of the exchange ratio in connection with the Public Exchange; (iii) the fiduciary obligations, if any, of the Defendants or Released Persons in connection with the Public Exchange; (iv) the processes, events and analyses leading up to the Public Exchange; (v) the disclosures or disclosure obligations of the Defendants or Released Persons in connection with the Public Exchange; (vi) the delisting of MedQuist shares from NASDAQ or the deregistering of MedQuist under the Securities Exchange Act of 1934, as amended, following the Public Exchange; and (vii) whether the Public Exchange, the issuance of a dividend by MedQuist to all stockholders, or a short form merger by Holdings following the Public Exchange violates or would violate the New Jersey Shareholders’ Protection Act.
     12. Release as to Plaintiffs. The Settlement Stipulation shall provide that Defendants and the Released Persons release Plaintiffs, members of the Class and their counsel, from all claims arising out of the institution, prosecution, settlement or resolution of the Action, provided, however, that the Defendants and Released Persons shall retain the right to enforce in the Court the terms of the Settlement Stipulation.
     13. Release Acknowledgment. The Settlement Stipulation shall provide a statement that: (a) the release contemplated by the Stipulation shall extend to claims that the parties granting the release (the “Releasing Parties”) do not know or suspect to exist at the time of the release, which if known, might have affected the Releasing Parties’ decision to enter into the release; (b) the Releasing Parties shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code; and (c) the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent of California Civil Code § 1542.
     14. Denial of Liability. The Settlement Stipulation shall provide that Defendants have denied and continue to deny the allegations made in the Action, and that they have maintained and continue to maintain that they have committed no breach of fiduciary duty whatsoever, have committed no statutory violations under New Jersey law, and have committed no disclosure or other violations, in connection with the Private Exchange, Public Exchange or other matters related to the Settlement and/or the Action.
     15. Notice. MedQuist shall be responsible for providing notice of the Settlement to the members of the Class and shall pay all costs and expenses incurred in providing such notice, with the understanding that notice shall be effected by mail with respect to the MedQuist shareholders of record on or about the time of such mailing and, with respect to all other Class members, by public notification.
     16. Fees and Expenses. In light of the substantial benefits conferred on the Class as set forth herein, and subject to the Court’s approval, the Settlement Stipulation will provide that MedQuist and/or Holdings (or any successor-in-interest) will pay Plaintiffs’ counsel attorneys’ fees (inclusive of disbursements) in an amount to be awarded by the Court, but in no event more than $400,000.00 (said amount having been agreed upon as the maximum amount payable by

MedQuist, Holdings and/or any of the other Defendants following arm’s-length negotiations after the parties negotiated the other aspects of the Settlement) to be paid within ten (10) business days after the later to occur of (i) consummation of the Short-Form Merger and (ii) the Final Approval Date. Plaintiffs’ counsel in the Action agree not to make an application for an award of more than $400,000.00 in fees (inclusive of disbursements) in the aggregate, and Defendants agree not to oppose such application provided that the aggregate amount does not exceed $400,000.00. In the event that the Court’s order is reversed or modified on appeal, Plaintiffs’ counsel shall refund to MedQuist and/or Holdings (or any successor-in-interest) the full amount of such fees (and disbursements).
     17. Approval. The Settlement is subject to Court approval, including the attorneys’ fees referred to in paragraph 16, provided however, that the Court’s approval of the Settlement is not contingent on its approval of such fees. If, for any reason, the Settlement is not approved by the Court, is terminated, overturned, or materially modified on appeal or as a result of further proceedings on remand, or otherwise does not become effective, unless the Parties shall agree otherwise, the Parties shall revert to their litigation positions immediately prior to the execution of this MOU.
     18. Effective Date. The “Effective Date” of the Settlement of the Action shall be the date of Final Court Approval.
     19. Dismissal With Prejudice. Plaintiffs in the Action shall seek dismissal of the Action with prejudice within ten (10) business days of the Effective Date.
     20. Binding Effect. This MOU is an enforceable contract and is binding on all of the Parties and their respective agents, executors, heirs, successors and assigns. The MOU shall be null and void and of no force and effect, unless otherwise agreed to by the parties pursuant to the terms hereof, if (a) the Settlement does not obtain Final Court Approval for any reason; (b) Plaintiffs in the Action conclude, after obtaining the confirmatory discovery agreed upon, that the Settlement memorialized herein is not fair, adequate, and in the best interests of the Class, and Plaintiffs so notify Defendants in writing on or prior to the end of the twenty-one (21) day period set forth in Paragraph 5; (c) the Short-Form Merger has not been consummated under circumstances in which one or more of the conditions set forth in Paragraph 2 herein has not been satisfied. In the event this MOU becomes null and void pursuant to the terms of this Paragraph, or the Settlement for any reason is not effectuated, the MOU shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action, and neither the existence of this MOU, nor its contents, nor the negotiations leading to it, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other litigation or proceeding.
     21. Execution by Counterparts. This MOU may be executed in any number of actual, telecopied or electronically distributed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each actual, telecopied or electronically distributed counterpart may be joined together and attached and will constitute one and the same instrument.
     22. Modifications. This MOU may be modified or amended only by a writing signed by the Parties hereto.
EXECUTED AND AGREED:

Simpson Thacher Bartlett LLP Attorneys for Defendant MedQuist Holdings Inc.		Barroway Topaz Kessler Meltzer & Check, LLP Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Chet Kronenberg	By:	/s/ Michael C. Wagner

Dated: 3-4-11		Dated: 3-4-11

Pepper Hamilton LLP Attorneys for Defendants MedQuist Inc. and the MedQuist Inc. board of directors		Prickett, Jones & Elliott, P.A. Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Angelo A. Stio III	By:	/s/ Paul A. Fioravanti

Dated: 3-4-11		Dated: 3-4-11

Lowenstein Sandler PC Attorneys for Defendant MedQuist Holdings Inc.		Levi Korsinsky, LLP Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Sheila Sadighi	By:	/s/ Donald Enright

Dated: 3-4-11		Dated: 3-4-11

Trujillo Rodriguez & Richards, LLC Interim Liaison Counsel for Plaintiffs

		By:	/s/ Lisa Rodriguez

Dated: 3-4-11

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